                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                  FORM 8-K/A
                              (AMENDMENT NO. 1)

          CURRENT REPORT ON FORM 8-K PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  JUNE 30, 1995 (APRIL 14,
1995)

                             HEALTH IMAGES, INC.
- - --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               DELAWARE                          1-11654                       58-1485618
- - -------------------------------------------------------------------------------------------------
      (State or other jurisdiction             (Commission                    (IRS Employer
            of incorporation)                  File Number)                 Identification No.)


8601 DUNWOODY PLACE, BUILDING 200, ATLANTA, GEORGIA                               30350
- - -------------------------------------------------------------------------------------------------
      (Address of principal executive offices)                                 (Zip Code)

Registrant's telephone number, including area code      (404) 587-5084
                                                  ---------------------------

                                NOT APPLICABLE
- - --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)





                              Page 1 of ___ Pages
                           Exhibit Index on Page ___

         ITEM 5. OTHER EVENTS

                 Under the Asset Purchase Agreement (the "Agreement") dated December 21, 1994 with respect to the acquisition of certain imaging centers from MedAlliance, Inc. ("MedAlliance"), the Registrant may be obligated to make all or a portion of a contingent payment in an amount not to exceed $8,250,000, based upon the financial performance of the centers acquired from MedAlliance for the period from January 1, 1995 through March 31, 1995. MedAlliance has delivered to the Registrant financial information as of March 31, 1995 to support its position that the full amount of the earnout is owed by the Registrant to MedAlliance. The Registrant has disputed MedAlliance's position and the parties are currently in negotiation with respect to the dispute and the amount, if any, to be paid, as contemplated by the dispute resolution mechanism under the Agreement. In the event the Registrant and MedAlliance are unable to resolve the dispute, a provision of a separate Earnout Agreement dated April 14, 1995 provides for arbitration by a firm of independent certified public accountants.
         The pro forma financial statements appearing under Item 7 below are based upon unaudited financial information provided by MedAlliance and, therefore, assume payment of the full earnout amount and the maximum $8,250,000 earnout amount is included in the cash portion of the purchase price referred to in footnote 4 to the pro forma financial statements. The inclusion of the full earnout amount in the purchase price assumption should not be construed as acquiescence to MedAlliance's position.


         ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Business Acquired.

                 The following financial statements of the MedAlliance imaging centers acquired by the Registrant as previously described in Item 2 of the initial Report on Form 8-K, are filed herewith:

                 Independent Auditors Report
                 Balance Sheets as of December 31, 1993, 1994 and March 31,
                        1995 (Unaudited)
                 Statements of Operating Activity and Divisional Equity for
                        the Years Ended December 31, 1992, 1993 and 1994 and the Three Months Ended March 31, 1994 and 1995 (Unaudited)
                 Statements of Cash Flows for the Years Ended December 31,
                        1992, 1993 and 1994 and the Three Months Ended March 31, 1994 and 1995 (Unaudited)
                 Notes to Financial Statements

         (b)     Pro Forma Financial Information.

                 The following unaudited pro forma condensed consolidated financial information of the Registrant for the fiscal year ended December 31, 1994 and for the three months ended March 31, 1995 gives effect to the transactions described in Item 2 of the initial filing of this Report on Form 8-K, as if such transactions had occurred as of January 1, 1994:

                 Pro Forma Condensed Consolidated Balance Sheet as of March 31,
                        1995 (Unaudited)
                 Pro Forma Condensed Consolidated Statement of Operations for
                        the Fiscal Year Ended December 31, 1994 and for the Three Months Ended March 31, 1995 (Unaudited)
                 Notes to Pro Forma Condensed Consolidated Financial
                        Statements (Unaudited)

         (c)     Exhibits.

                 23       Consent of Deloitte & Touche LLP

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 30, 1995                 HEALTH IMAGES, INC.


                                              By:  /s/ Robin Eubanks Murray
                                                  --------------------------
                                                   Robin Eubanks Murray
                                                   Vice President, Secretary
                                                      and General Counsel

MEDALLIANCE IMAGING
CENTERS (A DIVISION OF
MEDALLIANCE INC.)

Financial Statements for the Three Years Ended
December 31, 1994 and the Three Months Ended
March 31, 1995 and 1994 (Unaudited) and Independent
Auditors' Report

MEDALLIANCE IMAGING CENTERS (A DIVISION OF MEDALLIANCE, INC.)

TABLE OF CONTENTS
- - ----------------------------------------------------------------------------------------

                                                                                   Page

INDEPENDENT AUDITORS' REPORT                                                         1

FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED
 DECEMBER 31, 1994 AND THE PERIODS ENDED MARCH 31, 1995
 AND 1994 (UNAUDITED):

 Balance Sheets                                                                      2

 Statements of Operating Activity and Divisional Equity                              3

 Statements of Cash Flows                                                            4

 Notes to Finanical Statements                                                       5-10

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
  MedAlliance, Inc.
Nashville, Tennessee

We have audited the accompanying balance sheets of MedAlliance Imaging Centers (the "Division"), a division of MedAlliance, Inc. as of December 31, 1993 and 1994, and the related statements of operating activity and divisional equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Division at December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared from the separate records maintained by the Division and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Division had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from parent company items applicable to MedAlliance, Inc. as a whole and, as discussed in Note 2 to the financial statements, no provision for income taxes has been made in the statement of operating activity.





DELOITTE & TOUCHE LLP
Nashville, Tennessee
May 26, 1995

MEDALLIANCE IMAGING CENTERS (A DIVISION OF MEDALLIANCE, INC.)

BALANCE SHEETS
- - ------------------------------------------------------------------------------------------------------------
                                                                    DECEMBER 31,                 MARCH 31,
ASSETS                                                        1993               1994              1995
                                                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash and short-term investments                       $ 1,744,095.00     $   968,994.00     $   733,627.00
  Accounts receivable, less allowance for doubtful
    accounts of of $1,647,041, $1,604,455 and
    $1,733,751 (unaudited), respectively                  8,028,124.00       6,151,270.00       6,324,059.00
  Prepaid expenses                                          787,915.00         676,031.00         384,676.00
  Other current assets                                      535,776.00         562,373.00         628,745.00
                                                        --------------     --------------     --------------
            Total current assets                         11,095,910.00       8,358,668.00       8,071,107.00

PROPERTY AND EQUIPMENT - Net                             36,862,903.00      31,113,144.00      29,413,430.00

EXCESS OF COST OVER FAIR VALUE OF NET
    ASSETS ACQUIRED                                      45,757,808.00      27,900,550.00      27,885,264.00

OTHER ASSETS                                                 96,420.00         434,061.00          54,909.00
                                                        --------------     --------------     --------------
TOTAL                                                   $93,813,041.00     $67,806,423.00     $65,424,710.00
                                                        ==============     ==============     ==============
LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $ 1,774,104.00     $ 1,750,054.00     $ 1,536,166.00
  Accrued salaries and wages                                525,669.00         599,702.00         504,508.00
  Other accrued liabilities                               2,683,779.00       1,409,037.00       1,313,659.00
  Current portion of long-term debt                       9,107,453.00       9,222,680.00       8,835,331.00
                                                        --------------     --------------     --------------
            Total current liabilities                    14,091,005.00      12,981,473.00      12,189,664.00

LONG-TERM DEBT                                           26,021,468.00      18,080,395.00      15,920,808.00

MINORITY INTEREST                                           871,561.00       1,308,984.00       1,508,836.00

COMMITMENTS AND CONTINGENCIES

DIVISIONAL EQUITY                                        52,829,007.00      35,435,571.00      35,805,402.00
                                                        --------------     --------------     --------------
TOTAL                                                   $93,813,041.00     $67,806,423.00     $65,424,710.00
                                                        ==============     ==============     ==============


See notes to financial statements.

MEDALLIANCE IMAGING CENTERS ( A DIVISION OF MEDALLIANCE, INC.)

STATEMENTS OF OPERATING ACTIVITY AND DIVISIONAL EQUITY
- - -----------------------------------------------------------------------------------------------------------------------------------

                                                                                                 THREE MONTHS
                                                        YEARS ENDED DECEMBER 31,                ENDED MARCH 31,
                                                 1992             1993          1994           1994          1995
                                                                                           (unaudited)   (unaudited)
NET REVENUES                                  $46,382,195     $54,108,855   $46,975,807    $12,516,263   $11,512,985

OPERATING EXPENSES:
  Salaries and benefits                         9,387,825      10,929,091    10,053,414      2,698,928     2,462,512
  Depreciation and amortization                 5,678,198       8,946,593     9,142,750      2,279,110     2,070,059
  Other operating costs (includes lease
    payments to related parties of
    $1,455,023, $1,283,160, $1,079,833,
    $344,686 (unaudited) and $346,775
    (unaudited), respectively                  11,887,200      14,080,864    11,891,799      3,380,527     2,654,566
  Selling, general and administrative
     expenses                                   3,232,410       3,877,229     3,567,310        902,118       784,064
  Provision for doubtful accounts               1,798,058       2,496,182     1,901,293        609,934       440,382
  Provision for asset impairment                     -               -       16,820,298           -             -
  Allocation of corporate expenses              3,215,353       4,245,232     4,324,324      1,042,451     1,065,382
                                              -----------     -----------   -----------    -----------   -----------

            Operating income (loss)            11,183,151       9,533,664   (10,725,381)     1,603,195     2,036,020

INTEREST EXPENSE                                1,863,642       2,993,184     2,616,608        704,765       592,176

OTHER INCOME                                     (195,319)       (177,127)     (353,385)       (48,500)      (82,219)
                                              -----------     -----------   -----------    -----------   -----------

INCOME (LOSS) BEFORE MINORITY
  INTEREST                                      9,514,828       6,717,607   (12,988,604)       946,930     1,526,063

MINORITY INTEREST IN EARNINGS
  OF DIVISION                                     491,912         301,675       412,423         76,724       199,852
                                              -----------     -----------   -----------    -----------   -----------

INCOME FROM OPERATING ACTIVITY                  9,022,916       6,415,932   (13,401,027)       870,206     1,326,211

DIVISIONAL EQUITY:
  Beginning of period                           8,949,359      43,741,927    52,829,007     52,829,007    35,435,571
  Contributions from (distributions to)
    corporate                                  25,769,652       2,671,148    (3,992,409)      (454,899)     (956,380)
                                              -----------     -----------   -----------    -----------   -----------
  End of period                               $43,741,927     $52,829,007   $35,435,571    $53,244,314   $35,805,402
                                              ===========     ===========   ===========    ===========   ===========


See notes to financial statements.

MEDALLIANCE IMAGING CENTERS (A DIVISION OF MEDALLIANCE INC.)

STATEMENTS OF CASH FLOWS

                                                                                                 Three Months  Ended
                                                         Years Ended December 31,                    March 31,
                                                   1992            1993           1994            1994       1995
                                                                                              (unaudited) (unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Income (loss) from operating activity         $9,022,916      $6,415,932    ($13,401,027)   $  870,206   $1,326,211
  Adjustments to reconcile net income
    (loss) from operating activity to net
    cash provided by operating activities:
      Depreciation and amortization              5,678,198       8,946,593       9,142,750     2,279,110    2,070,059
      Minority interest                            491,912         301,675         412,423        76,724      199,852
      Gain of disposal of property and
          equipment                                   -            (10,046)        (14,366)         -            -
      Provision for asset impairment                  -               -         16,820,298          -            -
  Changes in assets and liabilities net
    of effects of acquisitions:
      (Increase) decrease in accounts
        receivable                              (2,439,543)        731,200       1,876,854        (6,662)    (172,789)
      (Increase) decrease in prepaid expenses     (166,250)        (88,364)        111,884      (286,718)     291,355
      (Increase) decrease in other current
          assets                                   (42,497)        227,427         (26,597)      168,830      (66,372)
      (Increase) decrease in other assets          (38,360)        (36,454)           -            3,774      379,152
      Increase (decrease) in accounts payable     (164,033)         77,758         (24,050)      (71,216)    (213,888)
      Increase (decrease) in accrued salaries
         and wages                                 222,956         (54,748)         74,033        32,006      (95,194)
      Increase in other accrued liabilities       (187,778)      1,193,375      (1,274,742)     (150,365)     (95,378)
                                                ----------      ----------     -----------    ----------   ----------

        Net cash provided by operating
            activities                          12,377,521      17,704,348      13,697,460     2,915,689    3,623,008

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures                          (4,540,104)     (2,668,340)     (1,744,326)   (1,295,827)    (180,059)
  Proceeds from disposals of property
    and equipment                                     -             26,801       1,610,614          -            -
                                                ----------      ----------     -----------    ----------   ----------

        Net cash used in investing activities   (4,540,104)     (2,641,539)      (133,712)   (1,295,827)     (180,059)

CASH FLOWS FROM FINANCING
   ACTIVITIES:
  Proceeds from issuance of long-term debt       3,918,943       1,804,772       1,245,225       938,889         -
  Cash paid to MedAlliance, Inc.                (5,924,054)     (6,082,321)     (4,124,775)     (555,796)  (1,131,380)
  Payments on long-term debt                    (5,596,540)    (10,130,849)    (11,459,299)   (2,894,372)  (2,546,936)
  Distributions made to minority interests        (459,013)           -               -             -            -
                                                ----------      ----------     -----------    ----------   ----------

        Net cash used in financing activities   (8,060,664)    (14,408,398)    (14,338,849)   (2,511,279)  (3,678,316)
                                                ----------      ----------     -----------    ----------   ----------

NET INCREASE (DECREASE) IN CASH
  AND SHORT-TERM INVESTMENTS                      (223,247)        654,411        (775,101)     (891,417)    (235,367)

CASH AND SHORT-TERM
  INVESTMENTS AT BEGINNING
  OF PERIOD                                      1,312,931       1,089,684       1,744,095     1,744,095      968,994
                                                ----------      ----------     -----------    ----------   ----------
CASH AND SHORT-TERM
  INVESTMENTS AT END OF PERIOD                  $1,089,684      $1,744,095     $   968,994    $  852,678   $  733,627
                                                ==========      ==========     ===========    ==========   ==========

See notes to financial statements.

MEDALLIANCE IMAGING CENTERS (A DIVISION OF MEDALLIANCE, INC.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 AND PERIODS ENDED
MARCH 31, 1994 AND 1995 (UNAUDITED)

1.  ORGANIZATION

    MedAlliance Imaging Centers (the "Division"), a division of MedAlliance, Inc. (the "Company"), provides multi-modality medical diagnostic imaging services through fifteen freestanding outpatient imaging centers (the "Centers").

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The balance sheet reflects the operating assets and liabilities of the Division. All revenues and expenses in the statements of operating activity have been taken from the separate records or identified costs maintained by the Division with the exception of the allocation of corporate expenses consisting primarily of senior management salaries and benefits, finance, accounting and other administrative costs, which are based on management's estimate of matching such expenses with the benefit received by the Division and, in the opinion of management, the allocation method is reasonable. Amounts so allocated for the years ended December 31, 1992, 1993 and 1994 and the three months ended March 31, 1994 (unaudited) and 1995 (unaudited) were $3,215,353, $4,245,232, $4,324,324,
    $1,042,451 and $1,065,382, respectively.

    The accompanying financial statements have been prepared from the separate records maintained by the Division and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Division had been operated on a stand-alone basis. However, management believes that the above expenses, had the Division operated on a stand-alone basis, would have approximated the amounts allocated.

    Included in the accompanying financial statements are the accounts of certain wholly-owned subsidiaries of the Company and majority-owned limited partnerships in which the Company serves as the general partner. All significant interdivisional balances and transactions have been eliminated, with minority interest reflected in the combined financial statements of the Division.

    NET REVENUES consist primarily of technical fees for diagnostic procedures performed and are recognized when the related service is provided. Revenues are based on established rates less contractual allowances for patients covered by Medicare and other discount arrangements.

    PROPERTY AND EQUIPMENT is stated at cost. Buildings and equipment under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the leased property. Building and equipment under capital leases are depreciated over the term of the lease. Depreciation of owned assets is computed on the straight-line basis over the estimated useful lives of the related assets, generally 25 to 30 years for buildings and improvements, five years for medical equipment and five years for furniture and fixtures.

    FOR CASH FLOW REPORTING PURPOSES, all certificates of deposits and highly liquid marketable securities with an original maturity of three months or less are considered short-term investments.

    EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED has been amortized over 40 years using the straight-line method. The amounts reported are net of accumulated amortization of $1,101,592, $2,213,281, and $20,227,905 in
    1992, 1993 and 1994, respectively. Management periodically assesses the recoverability of intangibles and other long-lived assets through an undiscounted cash flow analysis based upon the estimated useful life of such assets. This is a continual process that may be updated if facts and circumstances suggest that an asset may be impaired. See Note 5 for more information related to management's fourth quarter 1994 evaluations.

    LONG TERM DEBT consists of obligations that are specifically attributable to the acquisition and historical operations of the Division.

    DEFERRED LOAN costs are included in other assets and are being amortized over the life of the related debt.

    DIVISIONAL EQUITY. The Company has a centralized cash management system whereby substantially all cash transactions of the Division were executed on behalf of the Division by the Company. In addition, in connection with the acquisition of the Centers, the Company has contributed the net assets of those Centers to the Division. The net effect of these cash transactions as well as the effect of acquisition transactions are included in divisional equity in the accompanying balance sheet.

    INCOME TAXES. These financial statements do not contain provisions for local, state or federal income taxes as the Division's earnings are included in the income tax returns of the Parent. The Division is not a separate legal entity subject to such taxes and the Parent does not have a tax allocation formula or tax sharing agreement with the Division.

    INTERIM FINANCIAL REPORTING. The interim unaudited financial statements have been prepared in conformity with the accounting principles and practices reflected in the Division's audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Division's financial position as of March 31, 1995 and results of its operations and cash flows for the three months ended March 31, 1995 and 1994.

3.  PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1993 and 1994 consists of the following:

                                                             1993                     1994
    Owned assets:
      Land                                             $  2,621,959             $  2,124,337
      Buildings                                          11,194,784               10,277,387
      Medical equipment                                  19,411,502               19,104,076
      Furniture and fixtures                              2,349,994                2,493,050
      Leasehold improvements                                857,815                  989,610
                                                       ------------             ------------
                                                         36,436,054               34,998,460
      Less accumulated depreciation                     (11,631,041)             (13,082,986)
                                                       ------------             ------------
                                                         24,805,013               21,905,474
                                                       ------------             ------------
      Capitalized leases:
        Equipment                                        14,715,284               13,656,323
      Less accumulated amortization                      (3,150,099)              (4,448,653)
                                                       ------------             ------------
                                                         11,565,185                9,207,670
                                                       ------------             ------------
      Construction in progress                              492,705                     -
                                                       ------------             ------------
      Total property and equipment, net                $ 36,862,903             $ 31,113,144
                                                       ============             ============

4.  LONG-TERM DEBT

    Long-term debt at December 31, 1993 and 1994 consists of the following:

                                                            1993                     1994
    Equipment notes payable                           $  11,688,596            $   9,989,297
    Other subordinated debt                               1,758,331                  991,660
    Industrial development bonds                          2,345,371                1,391,897
    Other mortgages and notes payable                     5,550,593                3,443,451
    Capital lease obligations, net                       13,786,030               11,486,770
                                                       ------------             ------------
                                                         35,128,921               27,303,075
    Less current portion                                 (9,107,453)              (9,222,680)
                                                       ------------             ------------
                                                       $ 26,021,468             $ 18,080,395
                                                       ============             ============

    At December 31, 1994, the Division had $9,989,000 in secured notes outstanding with various equipment financing companies. The debt has tenures of 8 to 56 months and interest rates ranging primarily from 6.5% to 14.9%.

    The Division had outstanding $667,000 principal amount of 8% Convertible Notes and $325,000 principal amount of 7% Convertible Notes at December 31, 1994. These notes are subordinated to all bank indebtedness of the Company. The notes are convertible into shares of MedAlliance, Inc. Common Stock at any time on or before the maturity dates of December 31, 1995 and March 31, 1998, respectively. The conversion prices, as currently adjusted, are $13.66 and $7.95 per share, subject to certain adjustments.

    Certain of the Company's subsidiaries included in the Division have issued Industrial Development Bonds totaling $1,392,000 at December 31, 1994, the proceeds of which were used to acquire furnishings and equipment and to construct operating facilities. The bonds bear interest at 70% and 80% of the bank's prime rate (5.95% and 6.8%, respectively) and the bonds mature in 1995 and 1996.

    The Division has mortgages and notes payable to financial institutions which bear interest at rates ranging primarily from 7.5% to 12.01% with maturities ranging from 1995 to 2008. At December 31, 1994, substantially all owned property and equipment is pledged as security on these and other mortgages and notes.

    Certain of the long-term debt agreements contain covenants which restrict the payment of dividends and require the Company to (a) maintain a minimum net worth, debt coverage ratio, current ratio, total liabilities to stockholders' equity ratio, stockholders' equity to intangible asset ratio and minimum fixed charge ratio, and (b) meet certain profitability requirements. All covenants for the above-mentioned debt were met or waivers or amendments were obtained at December 31, 1994.

    The amounts outstanding under capitalized lease obligations mature from 1995 to 1999. Principal and interest payments on these leases are due monthly and interest is imputed at rates ranging from 7.12% to 12.01%. The Company has pledged related equipment and improvements as security to the capital lease agreements. Capital lease obligations of $3,538,333, $4,963,780 and $2,388,228 were incurred in 1992, 1993 and 1994, respectively.

    Aggregate future minimum payments applicable to long-term debt and capital leases for the five years subsequent to December 31, 1994 are as follows:

      YEAR ENDING                                      LONG-TERM         CAPITAL
     DECEMBER 31,                                         DEBT           LEASES            TOTAL
         1995                                       $  5,673,307     $  4,306,474     $  9,979,781
         1996                                          4,022,783        3,972,311        7,995,094
         1997                                          2,202,018        3,078,566        5,280,584
         1998                                          1,798,479        1,580,736        3,379,215
         1999                                            883,691          208,489        1,092,180
      Thereafter                                       1,236,027             -           1,236,027
                                                    ------------     ------------     ------------
      Total minimum payments                          15,816,305       13,146,576       28,962,881
      Less amount representing interest                     -          (1,659,806)      (1,659,806)
                                                    ------------     ------------     ------------
      Net minimum payments                            15,816,305       11,486,770       27,303,075
      Less current portion                            (5,673,307)      (3,549,373)      (9,222,680)
                                                    ------------     ------------     ------------
      Long-term portion                             $ 10,142,998     $  7,937,397     $ 18,080,395
                                                    ============     ============     ============

5.  ASSET IMPAIRMENT CHARGE

    During the fourth quarter of 1994, the Company entered into an agreement to sell the assets of the Division's fifteen free-standing imaging centers at an amount significantly less than the historical book value for those centers. Based upon management's best estimates of undiscounted cash flows to be received from the centers, including the estimated sales price, an asset impairment charge was recorded during the fourth quarter of 1994 of approximately $17 million.

6.  LEASE COMMITMENTS AND RENTALS

    The Company and its operating partnerships lease office space, equipment, land and buildings under noncancelable operating lease agreements that expire at various dates through 2005. Related rental expense for the Division was approximately $3,422,275, $2,451,338 and $2,091,934 in 1992,
    1993 and 1994, respectively.

    Future minimum lease commitments at December 31, 1994 under all noncancelable operating leases are as follows:

     YEAR ENDING
     DECEMBER 31,                                       AMOUNT

         1995                                       $  1,884,759
         1996                                          1,850,542
         1997                                          1,406,523
         1998                                          1,237,866
         1999                                          1,104,371
      Thereafter                                       3,118,327
                                                    ------------

                                                    $ 10,602,388
                                                    ============

    Nine of the Company's wholly-owned subsidiaries included in the Division lease land and operating facilities under long-term noncancelable lease arrangements with related parties. As of December 31, 1994, included in the above are minimum lease payments of $9,578,721 payable to related parties under operating lease agreements. The Company's expense on lease payments made to these related parties during the years ended December 31, 1992, 1993 and 1994 was $1,079,833, $1,283,160 and $1,455,023,
    respectively.

7.  ACQUISITIONS

    Effective January 1, 1992, the Company purchased 100% interest in five of its majority owned outpatient diagnostic centers. Effective March 1, 1992, the Company also purchased 100% of the limited partnership interest in another majority owned center. The purchase price related to these acquisitions totaled $5,162,000 in cash, $1,251,000 in notes payable, 376,277 shares of common stock valued at $9.00 per share and warrants to purchase 116,722 shares of common stock.

    Effective January 1, 1992, the Company also purchased the assets of two outpatient diagnostic centers located in Denver, Colorado and Baton Rouge, Louisiana. Effective March 1, 1992, the Company purchased another outpatient diagnostic center in Chattanooga, Tennessee. Effective December 1, 1992, the Company purchased two additional outpatient diagnostic centers located in Beaumont, Texas and Carrollton, Georgia. Total consideration for these purchases was $17,101,251 in cash, $4,262,000 in notes payable, $13,062,650 in assumption of debt and 485,848 shares of common stock valued between $9.00 and $10.15 per share. The purchases were financed through lines of credit and $3,750,000 in subordinated notes and $3,750,000 in convertible subordinated notes issued during 1992, as well as a portion of the proceeds of the Company's initial public offering.

    During 1993, the Company purchased a 100% interest in two outpatient diagnostic centers. These centers are located in Groves, Texas and Aurora, Colorado and were purchased effective March 1, 1993 and April 1, 1993, respectively. Effective July 1, 1993, the Company acquired a 70% interest in a center in Birmingham, Alabama through foreclosure. Total consideration for all three acquisitions was $6,543,310 in cash, $500,000 in notes payable, $5,558,265 in assumption of debt and $1,271,900 in common stock and common stock warrants issued. The cash portion of these purchases was financed through lines of credit and the Company's working capital.

    The purchase price allocated to the assets and liabilities acquired was based on their fair value at acquisition. Allocation of the purchase price for the acquisitions is summarized as follows:

                                                                    1992                     1993
      Working capital                                           $  1,776,481             $    667,305
      Property and equipment                                      15,307,314                4,392,089
      Other assets                                                   116,429
      Excess of cost over fair value of net assets acquired       21,757,430                8,814,081
      Long-term debt                                             (13,062,650)              (5,558,265)
                                                                ------------             ------------

      Total purchase cost, net                                  $ 25,895,004             $  8,315,210
                                                                ============             ============

    The following represents summary unaudited pro forma statement of operating activity data for the years ended December 31, 1992 and 1993, as if all the above acquisitions had occurred as of January 1, 1992:

                                                              1992                     1993
      Net revenues                                       $ 60,292,562             $ 55,223,755
                                                         ============             ============

      Income from operating activity                     $ 10,368,092             $  5,350,671
                                                         ============             ============

    The above pro forma information is not necessarily indicative of the actual results that would have occurred had the acquisitions been consummated at January 1, 1992.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of estimated fair value of financial instruments as of December 31, 1994 is made in accordance with SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by management using available market information as of December 31, 1994 and valuation methodologies considered appropriate to the circumstances. The estimates presented are not necessarily indicative of amounts the Division could realize in a current market exchange.

                                                                    DECEMBER 31, 1994
                                                            CARRYING                 ESTIMATED
                                                             AMOUNT                 FAIR VALUE
      Assets:
        Cash and cash equivalents                        $    968,994             $    968,994

      Liabilities:
        Equipment notes payable                             9,989,297               10,063,400
        Other subordinated debt                               991,660                  991,660
        Industrial development bonds                        1,391,897                1,391,897
        Other mortgages and notes payable                   3,443,451                2,951,000

    CASH AND CASH EQUIVALENTS: The carrying amount approximates the fair value due to the short maturity of these instruments (less than three months).

    EQUIPMENT NOTE PAYABLE: Fair value is based on management's estimate of the present value of estimated future cash flows discounted at the current market rate for financial instruments with similar characteristics and maturity.

    RELATED PARTY AND OTHER SUBORDINATED DEBT: The carrying amounts approximate fair value. Management believes that the terms of these debt agreements are representative of other such agreements occurring in the marketplace in conjunction with other similar acquisition transactions.

    INDUSTRIAL DEVELOPMENT BONDS: The carrying value approximates the fair value due to the variable rate nature of the instruments.

    OTHER MORTGAGES AND NOTES PAYABLE: Fair value is based on management's estimate of the present value of estimated future cash flows discounted at the current market rate for financial instruments with similar characteristics and maturity.

9.  CONTINGENCIES

    The Company carries professional malpractice and general liability insurance with respect to medical malpractice risks on a claims made basis. The Company has policies and procedures in place to track and monitor any malpractice incidents of significance.

    There are various actions and procedures pending against or involving the Company and its subsidiaries. In the opinion of management, the ultimate liability with respect to these actions will not materially affect the Company's financial position or results of operations.

10. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                                MARCH 31,   MARCH 31,
                                                       1992            1993          1994         1994        1995
                                                                                               (UNAUDITED) (UNAUDITED)

      Cash paid during the year for interest       $ 1,863,462     $ 3,000,388    $ 2,639,668   $ 666,853   $ 583,701

      Supplemental schedule of non-cash investing
        and financing activities:
          Property and equipment acquired under
           capitalized lease obligations           $ 3,538,333     $ 4,963,780    $ 2,388,228   $ 479,481   $    -

      Net assets contributed by the Company
        to the Division                            $31,693,706     $ 8,753,469    $   132,366   $ 177,757   $ 262,277

11. SUBSEQUENT EVENT

    On April 17, 1995, the Company and Health Images, Inc. completed an asset purchase agreement whereby the assets of the fifteen diagnostic imaging centers comprising the Division were sold for total consideration of approximately $64,500,000, which consisted of cash and notes of approximately $24,000,000, retirement of preferred stock of approximately $11,250,000 and assumption of liabilities of approximately $29,250,000. In addition, the agreement provides for a potential additional purchase price of approximately $8,250,000 under an earnout arrangement.

                                  * * * * * *

HEALTH IMAGES, INC. AND SUBSIDIARIES
MEDALLIANCE IMAGING CENTERS ACQUISITION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1995

UNAUDITED

                                                                  HISTORICAL
                                                  HISTORICAL     MEDALLIANCE
                  ASSETS                             HEALTH          IMAGING         PRO FORMA
                                                 IMAGES, INC.        CENTERS       ADJUSTMENTS       NOTES      PRO FORMA
                                                 ------------    -----------       -----------       -----      ---------
 CURRENT ASSETS

 Cash and Cash Equivalents...................  $  2,268,400      $   733,600                                  $  3,002,000
 Investments & Marketable Securities.........    11,303,100            --         (11,254,400)         4            48,700
 Trade Receivables...........................    16,498,100        6,324,000                                    22,822,100
 Other.......................................     5,217,200        1,013,400                           4         6,230,600
                                               ------------      -----------                                  ------------
   Total Current Assets......................    35,286,800        8,071,000      (11,254,400)                  32,103,400
                                               ------------      -----------      ------------                ------------
 Net Property and Equipment                      73,482,000       29,413,400        3,453,100          2       106,348,500
                                               ------------      -----------      ------------                ------------
 Intangible & Unclassified Assets............    14,646,700       27,940,200        2,292,700        1,3,5,6    44,879,600
                                               ------------      -----------      ------------                ------------
   TOTAL ASSETS..............................  $123,415,500      $65,424,600      ($5,508,600)                $183,331,500
                                               ------------      -----------      ------------                ------------



 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES.........................  $ 12,596,700      $12,189,600      $   100,000           3     $ 24,886,300

 LONG TERM DEBT..............................    19,663,800       15,920,800       30,196,800          4,5      65,781,400

 DEFERRED INCOME TAXES.......................    10,803,300           --                                        10,803,300

 OTHER LONG TERM LIABILITIES.................       229,400                0                                       229,400

 MINORITY INTEREST...........................       319,300        1,508,800                                     1,828,100
                                               ------------      -----------      ------------                ------------
 TOTAL LIABILITIES                               43,612,500       29,619,200       30,296,800                  103,528,500
                                               ------------      -----------      ------------                ------------
 STOCKHOLDERS' EQUITY                            79,803,000       35,805,400      (35,805,400)          1       79,803,000
                                               ------------      -----------      ------------                ------------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY........................  $123,415,500      $65,424,600      ($5,508,600)                $183,331,500
                                               ------------      -----------      ------------                ------------

HEALTH IMAGES, INC. AND SUBSIDIARIES
MEDALLIANCE IMAGING CENTERS ACQUISITION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994

UNAUDITED

                                                                  HISTORICAL
                                                HISTORICAL       MEDALLIANCE
                                                    HEALTH           IMAGING          PRO FORMA
                                              IMAGES, INC.           CENTERS        ADJUSTMENTS       NOTES      PRO FORMA
                                              ------------       -----------        -----------       -----      ---------

 Total Net Revenue...........................  $77,444,000       $46,975,800                                   $124,419,800

 Total Operating Expenses....................   68,425,600        40,880,900            950,500         7       110,257,000
                                               -----------       -----------         ----------                ------------
 Operating Income............................    9,018,400         6,094,900           (950,500)                 14,162,800

   Equity in Loss of Affiliate                    (364,700)                                                       ($364,700)
   Nonrecurring Asset Impairment Cost           (6,116,900)      (16,820,300)        16,820,300        10       ($6,116,900)
  Other Income...............................      274,800           353,400                                        628,200
  Interest Expense...........................   (1,251,500)       (2,616,600)        (1,781,600)        8        (5,649,700)
                                               -----------       -----------         ----------                ------------
   INCOME (LOSS)
   BEFORE MINORITY INTEREST
   AND PROVISION FOR INCOME TAXES............    1,560,100       (12,988,600)        14,088,200                   2,659,700

   Minority Interest in Income of
   Consolidated Entities.....................      196,100           412,400                  0                     608,500
                                               -----------       -----------         ----------                ------------
    INCOME (LOSS) BEFORE
    PROVISION FOR INCOME TAXES                   1,364,000       (13,401,000)        14,088,200                   2,051,200

   Provision for Income Taxes................    2,499,500                 0            653,400         9         3,152,900
                                               -----------       -----------         ----------                ------------
 NET INCOME (LOSS)                             ($1,135,500)     ($13,401,000)       $13,434,800                 ($1,101,700)
                                               -----------       -----------         ----------                ------------

 Primary and Fully Diluted Loss Per Share (Registrant)                                                               ($0.10)
 Average Shares Outstanding-Primary (Registrant)                                                                 11,725,600
 Average Shares Outstanding-Fully Diluted (Registrant)                                                           11,727,900

 Primary and Fully Diluted Loss Per Share (Pro Forma)                                                                ($0.09)
 Average Shares Outstanding-Primary (Pro Forma)                                                                  11,725,600
 Average Shares Outstanding-Fully Diluted (Pro Forma)                                                            11,727,900


HEALTH IMAGES, INC. AND SUBSIDIARIES
MEDALLIANCE IMAGING CENTERS ACQUISITION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1995

UNAUDITED

                                                                 HISTORICAL
                                             HISTORICAL         MEDALLIANCE
                                                 HEALTH             IMAGING              PRO FORMA
                                           IMAGES, INC.             CENTERS           ADJUSTMENTS      NOTES       PRO FORMA
                                           ------------         -----------           -----------      -----       ---------
 Total Net Revenue.......................   $18,194,200         $11,513,000                                      $29,707,200

 Total Operating Expenses................    15,801,100           9,477,000              482,000         7        25,760,100
                                            -----------         -----------           ----------                 -----------
 Operating Income........................     2,393,100           2,036,000             (482,000)                  3,947,100

   Other Income..........................        31,400              82,200                    0                     113,600
   Interest Expense......................      (362,100)           (592,200)            (445,400)        8        (1,399,700)
                                            -----------         -----------           ----------                 -----------
 INCOME FROM CONTINUING OPERATIONS
   BEFORE MINORITY INTEREST
   AND PROVISION FOR INCOME TAXES........     2,062,400           1,526,000             (927,400)                  2,661,000

   Minority Interest in Income of
   Consolidated Entities.................        42,300             199,800                    0                     242,100
                                            -----------         -----------           ----------                 -----------
 INCOME FROM CONTINUING OPERATIONS
   BEFORE PROVISION FOR INCOME TAXES.....     2,020,100           1,326,200             (927,400)                  2,418,900

   Provision for Income Taxes                   776,600                   0              153,300         9           929,900
                                            -----------         -----------           ----------                 -----------
 NET INCOME FROM CONTINUING OPERATIONS...     1,243,500           1,326,200           (1,080,700)                  1,489,000

 DISCONTINUED OPERATIONS

 Loss from Operations of Discontinued
 Subsidiary
 (Net of Income Taxes)                         (415,000)                  0                    0                    (415,000)

 Loss From Disposal of Discontinued
 Subsidiary                                    (744,000)                  0                    0                    (744,000)
 (Net of Income Taxes)                      -----------         -----------           ----------                 -----------
                                            $    84,500         $ 1,326,200          ($1,080,700)                $   330,000
 NET INCOME                                 -----------         -----------           ----------                 -----------

 Primary and Fully Diluted Earnings Per Share From Continuing Operations (Registrant)                                  $0.11
 Primary and Fully Diluted Loss Per Share From Discontinued Operations (Registrant)                                   ($0.10)
 Primary and Fully Diluted Earnings Per Share (Registrant)                                                             $0.01
 Average Shares Outstanding-Primary and Fully Diluted (Registrant)                                                11,641,500

 Primary and Fully Diluted Earnings Per SHare From Continuing Operations (Pro Forma)                                   $0.13
 Primary and Fully Diluted Loss Per Share From Discontinued Operations (Pro Forma)                                    ($0.10)
 Primary and Fully Diluted Earnings Per Share (Pro Forma)                                                              $0.03
 Average Shares Outstanding-Primary and Fully Diluted (Pro Forma)                                                 11,641,500

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-UNAUDITED

1.  To eliminate divisional equity and intangible assets of acquiree-not a part of purchase price.

2.  To write up tangible assets acquired to fair value.

3.  To record $150,000 non compete agreement and corresponding liability of $100,000. ($50,000 paid at date of acquisition).

4.  To record Cash Portion of Purchase Price $29,596,800 assuming entire amount is financed.  To Record redemption of
    Preferred Stock of Acquiree held by acquirer at date of acquisition ($11,254,400).

5.  To record Estimated Debt Acquisition and Legal and Accounting Costs associated with acquisition ($600,000).

6.  To record Goodwill of $29,443,300.

7.  To record additional depreciation and amortization associated with acquisition.

8.  To record interest expense on additional financing.

9.  To record additional income taxes at acquirer's effective tax rate.

10. To eliminate Asset Impairment Charge on assets not acquired by registrant.

                                 EXHIBIT INDEX


      Exhibit                                                                   Sequential
      Number                            Description                             Page Number
      ------                            -----------                             -----------
       23                    Consent of Deloitte & Touche LLP
